EXHIBIT 99.1

AMERICAN SCIENCE AND ENGINEERING, INC.

FILES FIRST QUARTER FISCAL YEAR 2006 RESULTS

BILLERICA, Mass. – August 9, 2005 – American Science and Engineering, Inc. (AS&E®) (NASDAQ: ASEI) filed today its Quarterly Report on Form 10-Q for the quarter ended June 30, 2005.  The net income and net income per share for the quarter ended June 30, 2005 differs from that disclosed in its press release dated August 5, 2005 due to an increase in the Company’s provision for income taxes in the quarter.  The Company increased its previously announced provision for income taxes by $989,000 to amend the Company’s calculated effective tax rate for certain equity-related items.  This change impacted previously reported net income per share by $0.11 and increased the Company’s effective tax rate for the quarter to 22%. The Company projects that its effective tax rate for the year will be approximately 23%. The Company’s net income and net income per share for the quarter after reflecting this change is $6,997,000 and $0.78 per diluted share.

About AS&E®

American Science and Engineering, Inc. develops and manufactures state-of-the-art X-ray inspection systems for homeland security and other critical defense applications. AS&E continues to innovate, create and develop new products by investing in new ideas through research and development, and evolving its technology to meet the needs of an ever-changing world. AS&E’s patented Z Backscatter technology detects plastic explosives, illegal drugs, and other contraband, even when artfully concealed in complex backgrounds by terrorists and smugglers. AS&E’s Shaped EnergyTM X-ray inspection systems combine the material discrimination features of Z Backscatter imaging with the penetration capability of high-energy X-rays for dense cargoes, without the problems caused by excessive radiation. For more information on AS&E products and technologies, please visit http://www.as-e.com.

For more information:

Ken Galaznik, CFO and Treasurer

American Science and Engineering, Inc.

(978) 262-8700

Safe Harbor Statement

The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking’’ under applicable securities laws. AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions or delays in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products and other factors which may cause delays in production and delivery schedules; litigation seeking to restrict the use of intellectual property used by the Company; potential product liability claims against the Company; failure of any of our products to meet performance requirements or to continue to operate reliably because of unexpected design flaws or manufacturing defects, global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; and the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth, and future delays in federal funding. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.

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